EXHIBIT 10.71

AMENDMENT NO. 1

AMENDMENT NO. 1 (this “Amendment”), dated as of August 4, 2005, to that certain Credit Agreement, dated as of March 4, 2005, (the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meaning set forth in the Credit Agreement), among RURAL/METRO OPERATING COMPANY, LLC, a Delaware limited liability company (“Borrower”); the Lenders; CITIBANK, N.A., as LC Facility issuing bank (in such capacity, the “LC Facility Issuing Bank”); CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders; JPMORGAN CHASE BANK, N.A. (“JPMCB”), as syndication agent (in such capacity, the “Syndication Agent”); and CITIGROUP GLOBAL MARKETS INC. (“CGMI”) and J.P. MORGAN SECURITIES INC. (“JPMSI”), as joint lead arrangers and joint lead bookrunners (in such capacities, the “Joint Lead Arrangers”).

W I T N E S S E T H:

WHEREAS, Section 9.08 of the Credit Agreement permits the Credit Agreement to be amended from time to time;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE. Amendments.

(a) The definition of “Fixed Charges” shall be amended by replacing clause (d) of the definition in its entirety with the following:

“(d) the principal amount of all remaining scheduled amortization payments (other than the scheduled amortization payments that have been prepaid) on all Indebtedness (including the principal component of all Capital Lease Obligations but excluding such payments on Indebtedness incurred to finance Capital Expenditures included in clause (b) above in such period or any prior period) of such Person and its Subsidiaries for such period;”

(b) Section 6.17(a) shall be amended by (i) deleting the words “(or the period from the Closing Date through June 30, 2006 with respect to the 2006 Fiscal Year)” and (ii) replacing “$12.25” opposite June 30, 2005 with “$13.25.”

(c) Section 6.17(b) shall be amended by adding “(other than the 2006 Fiscal Year)” after the first use of the words “Fiscal Year” in such clause.

SECTION TWO. Conditions to Effectiveness. This Amendment shall become effective as of June 30, 2005 (the “Effective Date”) when (x) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, Parent and the Administrative Agent and (y) the Administrative Agent shall have received executed consents to this Amendment from the Requisite Lenders and (z) payment of all fees and expenses of Cahill Gordon & Reindel LLP under Section 9.05(a) of the Credit Agreement accrued through the Effective Date, including those incurred in connection with this Amendment.

SECTION THREE. Representations and Warranties. The Loan Parties hereby represent and warrant that, as of the date hereof and as of the Effective Date, the conditions set forth in Section 4.02 of the Credit Agreement are satisfied.

SECTION FOUR. Reference to and Effect on the Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION FIVE. Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any.

SECTION SIX. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SEVEN. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

RURAL/METRO OPERATING COMPANY, LLC, as Borrower

By:	/s/ Michael S. Zarriello
Name: Michael S. Zarriello Title: Vice President and Chief Financial Officer

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:	/s/ Suzanne Crymes
Name: Suzanne Crymes Title: Vice President

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